SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2002

Greater Bay Bancorp
(Exact name of registrant as specified in its charter)

California	77-0387041
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification number)

Commission file number: 0-25034

2860 West Bayshore Road
Palo Alto, California 94303
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 813-8200

Item 5.    Other Events.

On December 16, 2002, the Registrant issued a press release announcing the appointment of Kenneth Shannon as Executive Vice President and Chief Risk Officer. The title and paragraphs 1 and 3 through 6 of the press release, which appear as part of Exhibit 99.1, are filed and incorporated herein by reference.

On December 18, 2002, the Registrant issued a press release announcing the declaration of the fourth quarter cash dividend on the Registrant’s common stock. The title and paragraphs 1, 2 and 4 through 6 of the press release, which appear as part of Exhibit 99.2, are filed and incorporated herein by reference.

Item 7.    Financial Statements and Exhibits.

Exhibits
99.1	Press Release dated December 16, 2002 re appointment of executive officer

99.2	Press Release dated December 18, 2002 re cash dividend

Item 9.    Regulation FD Disclosure

Paragraph 2 of the press release appearing in Exhibit 99.1 is not filed but are furnished pursuant to Regulation FD. Paragraph 3 of the press release appearing in Exhibit 99.2 is not filed but are furnished pursuant to Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Greater Bay Bancorp (Registrant)

Dated:	December 19, 2002	By:	/s/ Linda M. Iannone
Linda M. Iannone Senior Vice President and General Counsel

Exhibit Index

99.1	Press Release dated December 16, 2002 re appointment of executive officer

99.2	Press Release dated December 18, 2002 re cash dividend